Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-16877, No. 333-47127 and No. 333-63281) and Registration
Statements on Form S-8 (No. 33-86522, No. 33-94224, No. 33-09259, No. 333-32955,
No. 333-40252 and No. 333-56484) of The Sports Authority, Inc. of our report dated March 23, 2001, with respect to the consolidated financial statements of The Sports Authority, Inc. included in this Annual Report (Form 10-K) for the year ended February 3, 2001.

                                                           /s/ Ernst & Young LLP

Miami, Florida
May 1, 2001